FOR IMMEDIATE RELEASE Investor and Media Inquiries: Lisa Mueller THQ Inc. Investor Relations 818/871-5125

THQ PROVIDES UPDATE ON ITS CREDIT FACILITY AND ANNOUNCES EXCLUSIVE NEGOTIATIONS WITH FINANCIAL SPONSOR FOR POTENTIAL FINANCING ALTERNATIVES

AGOURA HILLS, Calif., Nov. 20, 2012 -- THQ Inc. (NASDAQ: THQI) announced today that it has entered into a forbearance agreement with Wells Fargo Capital Finance, LLC. Under the agreement, Wells Fargo has agreed to forbear from exercising its rights and remedies against THQ and its subsidiaries with respect to previous events of default under its credit facility. The period of the forbearance currently extends to January 15, 2013, during which time Wells Fargo has agreed to make additional loans to the company subject to the terms and conditions of the forbearance agreement.

Additionally, THQ announced that it has entered into exclusive negotiations with a financial sponsor regarding financing alternatives which may result in, among other things, significant and material dilution to shareholders. Information concerning the identity of the sponsor, deal size, structure and/or timing will not be disclosed until such time negotiations have concluded. There can be no assurance these negotiations will result in a transaction.

“We are pleased to have reached an agreement with Wells Fargo. This agreement enables us to continue focusing on bringing our games in development to market,” said Brian Farrell, THQ's Chairman and Chief Executive Officer. “Meanwhile, we are evaluating financial alternatives that will transition the company into its next phase.”

THQ also announced today the resignation of Paul Pucino, Executive Vice President and Chief Financial Officer. The Company is evaluating its alternatives with respect to the Chief Financial Officer role, and has retained FTI Consulting to assist its finance and accounting team.

“We would like to thank Paul for his significant contributions over the past four years and wish him well in his future endeavors,” commented Farrell.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software. The company develops its products for all popular game systems, personal computers, wireless devices and the Internet. Headquartered in Los Angeles County, California, THQ sells product through its network of offices located throughout North America and Europe. More information about THQ and its products may be found at http://www.thq.com/.

THQ Inc. Caution Concerning Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as "THQ"), including, but not limited to, expectations regarding negotiations in connection with potential financing alternatives, of video game console and software growth, financial guidance, estimated release dates, and the potential for online gaming. These statements are based upon management's current beliefs and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, business, competitive, economic, legal, political, and technological factors affecting our industry, operations, markets, products, or pricing. Readers should carefully review the risk factors and the information that could materially affect THQ's financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal period ended March 31, 2012 and subsequent Quarterly Reports on Form 10-Q, and particularly the discussion of trends and risk factors set forth therein. Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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